Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Announces $200 Million Convertible Note Exchange and Subscription Transactions

OMAHA, Neb. October 22, 2025 - (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) today announced that it has entered into separate, privately negotiated exchange agreements with certain of the holders of its existing 2.25% Convertible Senior Notes due 2027 (the “2027 Notes”) to exchange (the “exchange transactions”) $170 million aggregate principal amount of the 2027 Notes for $170 million of newly issued 5.25% Convertible Senior Notes due November 2030 (the “2030 Notes”). Additionally, Green Plains today announced that it has entered into separate, privately negotiated subscription agreements pursuant to which it will issue $30 million of 2030 Notes for $30 million in cash (the “subscription transactions”).

In connection with the exchange transactions and subscription transactions, Green Plains has agreed to repurchase (the “repurchase transactions,” and together with the exchange transactions and subscription transactions, the “transactions”) an aggregate of approximately 2.9 million shares of its common stock for approximately $30 million from certain holders participating in the exchange transactions and subscription transactions. The repurchase transactions will be funded with the proceeds of the subscription transactions. The transactions are expected to close on October 27, 2025, subject to customary closing conditions.

Following completion of the transactions, $200 million in aggregate principal amount of the 2030 Notes will be outstanding, and $60 million in aggregate principal amount of the 2027 Notes will remain outstanding with existing terms unchanged.

The initial conversion rate of the 2030 Notes is 63.6132 shares of common stock per $1,000 principal amount of 2030 Notes (equivalent to an initial conversion price of approximately $15.72 per share of common stock, which represents a conversion premium of approximately 50% to the last reported sale price of the common stock on Nasdaq on October 21, 2025), and will be subject to customary anti-dilution adjustments.

Neither the 2030 Notes, nor any shares of the Company's common stock issuable upon conversion of the 2030 Notes, have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the U.S. absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the 2030 Notes, the Company's common stock potentially issuable upon conversion of the 2030 Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company advancing the transition to a low-carbon world through the production of renewable fuels and sustainable, high-impact ingredients. The company leverages agricultural, biological, and fermentation expertise to transform annually renewable crops into low-carbon energy and sustainable feedstocks. Green Plains is actively deploying carbon capture and storage (CCS) solutions at three of its facilities this year. Through innovation and operational excellence, Green Plains is reducing the carbon intensity of its products while delivering value to stakeholders.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the completion, terms, and expected benefits of the exchange and financing transaction. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially from those expressed or implied. Factors that could cause actual results to differ materially include risks related to the Company’s ability to complete the transaction as expected, the performance of its business, economic and market conditions, and other risks described in the “Risk Factors” section of Green Plains’ Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent filings with the Securities and Exchange Commission. Green Plains undertakes no obligation to update any forward-looking statements, except as required by law.

Green Plains Inc. Contact
Investors and Media: 402.884.8700 | investor@gpreinc.com
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